Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

March 1, 2010

Georgia Power Company
241 Ralph McGill Blvd, N.E.
Atlanta, Georgia 30308

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Georgia Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2010 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Class A Preferred Stock (the “Class A Preferred Stock”) to be issued by the Company, (2) Preference Stock (the “Preference Stock”) to be issued by the Company, (3) Depositary Preference Shares, each representing a fraction of a share of Preference Stock (the “Depositary Preference Shares”) to be issued by the Company, (4) Senior Notes (the “Senior Notes”) to be issued by the Company and (5) Junior Subordinated Notes (“Junior Subordinated Notes”) to be issued by the Company.  The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of June 1, 1997, as supplemented, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.  Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion.  In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

ATLANTA      CHICAGO      HONG KONG      LONDON      NEW YORK      NEWARK      NORFOLK      ORANGE COUNTY
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

March 1, 2010

    We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Class A Preferred Stock, the Preference Stock, the Depositary Preference Shares, the Senior Notes and the Junior Subordinated Notes each have been issued and sold upon the terms specified in an appropriate order of the Georgia Public Service Commission:

(1) Upon the filing of articles of amendment to Charter, as heretofore amended, of the Company (the “Charter”) in the Office of the Secretary of State of the State of Georgia establishing the rights and preferences of such series of Class A Preferred Stock, and when certificates for such Class A Preferred Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors or a duly authorized committee thereof and the By-Laws of the Company, such shares of Class A Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders thereof will be entitled to all the rights and preferences to be set forth in the Charter, as amended.

(2) Upon the filing of articles of amendment to the Charter in the Office of the Secretary of State of the State of Georgia establishing the rights and preferences of such series of Preference Stock, and when certificates for such Preference Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors or a duly authorized committee thereof and the By-Laws of the Company, such shares of Preference Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders thereof will be entitled to all the rights and preferences to be set forth in the Charter, as amended.

(3) Upon due authorization, execution and delivery of the Deposit Agreement pursuant to which Depositary Receipts evidencing the Depositary Shares are to be issued, upon the delivery to the Depositary of duly authorized and validly issued Preference Stock which is represented by the Depositary Shares and upon the Depositary Receipts evidencing the Depositary Shares being duly issued against deposit of the Preference Stock in accordance with the Deposit Agreement, the Depositary Shares will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity), and the Depositary Receipts will be legally issued and will entitle the holders to the rights in respect of the Depositary Shares and the Preference Stock represented thereby specified in such Depositary Receipts and the Deposit Agreement.

(4) When the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes and the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture or the Subordinated Note Indenture, as applicable, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

March 1, 2010

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Dewey & LeBoeuf LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security, (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid, binding and legal obligation of the trustees named therein and (iv) the Deposit Agreement will be the valid, binding and legal obligation of the depositary named therein.  We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The attorneys in this firm that are rendering this opinion letter are members of the Bar of the State of Georgia.  In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion may not be relied upon by you for any other purpose or furnished or quoted to or relied upon by, any other person, firm or entity for any purpose, without our prior written consent.

                             Very truly yours,

                            /s/ Troutman Sanders LLP

Annex I

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092

tel +1 212 259 8000 fax +1 212 259 6333

March 1, 2010

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2010 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Class A Preferred Stock to be issued by Georgia Power Company (the “Company”), (2) Preference Stock (the “Preference Stock”) to be issued by the Company, (3) Preference Stock to be issued by the Company and Depositary Preference Shares, each representing a fraction of a share of Preference Stock, (4) Senior Notes (the “Senior Notes”) to be issued by the Company, and (5) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company.  The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of June 1, 1997, as supplemented, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion.  In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Georgia Public Service Commission, when the

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March 1, 2010

Subordinated Note Indenture and the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes and the Senior Notes, as the case may be, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Subordinated Note Indenture and the Senior Note Indenture will be the valid and legally binding obligation of the trustees named therein.  We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion.  In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.  This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished or quoted to, any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

DEWEY & LEBOEUF LLP